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                                                                    Exhibit 3.29

                        THE COMPANIES ACTS, 1946 TO 1976

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                            COMPANY LIMITED BY SHARES

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                            MEMORANDUM OF ASSOCIATION

                                       of

                         MARLBOROUGH EMPLOYMENT LIMITED

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I.    The name of the Company is Marlborough Employment Limited.

II.   The Registered Office of the Company will be situate in Scotland.

III.  The objects for which the Company is established are:-

      1. To carry on business as an employment agency and to promote and establish contract between employers and employees, partners, vendors and purchasers of and in all types of business, professional practice, trade and property whatsoever, and in particular but without prejudice to the foregoing generality:-

            (a) To act as agents for the provision of the services of and the procuring of temporary or permanent employment for all types of management or executive staff, professional, commercial, technical, scientific, engineering, electronic and sales and distributive staff of all kinds.

            (b) To act as agents for the provision of the services of and the procuring of temporary or permanent employment for shorthand typists, copy typists, office machine operators, telephonists, receptionists, clerks, clerkesses, cashiers, bookkeepers, cash room assistants and other classes of clerical, secretarial and office staff and to undertake and transact agency work of all kinds.

            (c) To set up and maintain Registers of vacancies in all types of professional, technical, scientific and secretarial employment and Registers of all types of
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                  staff with full particulars and to make suitable charges for all entries in such Registers and to charge commissions or other fees for successful placings.

            (d) To carry on business as manufacturers of and dealers in paper, stationary and office requisites of all kinds.

            (e) To undertake duplicating, copy typing, shorthand typing, printing, lithography, electro typing, photography, photographic printing, photo-lithography, photo-copying, engraving and all other types of transfer and copy work.

            (f) To carry out as principals or agents all forms of computer operations and data processing, the provision of systems analysis, punch card systems and the renting and application of computer time, and the provision, renting and operating of business accounting machine of all types.

            (g) To enter into contracts for the provision of scientific, technical, engineering, secretarial and manual assistance of all kinds and to be responsible for the administration, discipline and payment of those providing such assistance.

            (h) To carry on the business of promotors, organisers and conductors of training and instructional courses of all kinds likely to be required by employers or otherwise in connection with any businesses either alone or in conjunction with Government Training Boards, and that either by means of individual or class tuition, postal tuition or by lectures or otherwise as may be required.

            (i) To carry on business as advertising contractors or agents, service agents, publicity agents, press agents and press cutting agents, sales consultants and specialists and business advertisers.

      2. To carry on any other business which may be conveniently carried on in connection with any of the Company's objects or may be calculated directly or indirectly to enhance the value of or render profitable any of the Company's properties, assets, rights or interests.

      3. To carry on all or any of the foregoing businesses either on account of the Company or for others and to buy, sell, manufacture, repair, alter and exchange, let on hire and deal in all kinds of apparatus, articles, goods or things which may be required for the purposes of the businesses carried on by the Company or any of them or which may be supplied, manufactured, sold or dealt in by persons engaged in any such businesses or which may seem capable of being profitably dealt with in connection with any of the said businesses.

      4. To acquire and take over all or any part of the property, business and liabilities of any person or company carrying on any business which this Company is authorized


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            to carry on, or possessed of any property suitable for the purpose of the Company or which may be conveniently joined or carried on in connection with the business of the Company or calculated directly or indirectly to enhance the value of, or facilitate the realisation of, or render profitable any of the Company's property or rights; and as the consideration for the same to pay cash or to issue shares, debentures or debenture stock of the Company or partly in one of such modes and partly in another or others.

      5. To acquire by purchase, ???, lease, exchange, hire or otherwise any heritable or moveable property and any interest therein which the Company may consider expedient to be held for the purposes of the Company and to erect, reconstruct, maintain and repair any buildings thereon and to dispose of by sale, ???, lease, exchange or otherwise any such property, buildings or interest therein.

      6. To invest the capital and other moneys of the Company in the purchase, or to lend the same upon the security, of shares, stocks, debentures, debenture stock, bonds, mortgages, obligations and securities of any kind, issued or guaranteed by any company, corporation, or undertaking, of whatever nature constituted or carrying on business in any part of the world, or by any Government, Sovereign, Ruler, Commissioners, public body or authority -- whether in the United Kingdom of Great Britain and Northern Ireland or elsewhere; provided that the moneys of the Company shall neither be employed in the purchase, nor lent upon the security, of its own shares or stock.

      7. To sell, exchange or otherwise dispose of, deal with, or turn to account, any of the shares, stocks, and others acquired or agreed to be acquired, and generally to vary the securities and investments of the Company from time to time.

      8. To receive, borrow or raise money in such manner as may be thought fit, and for that purpose to issue debentures or debenture stock, perpetual or redeemable, or to draw, make, accept, endorse, discount, sell, execute, deposit, and issue banker's drafts, cheques, bonds of cash credit, bills of exchange, promissory notes and other like instruments and to secure the repayment of any moneys borrowed or, raised or owing by the Company by a charge or lien upon or conveyance of, the whole, or any part of the Company's property or assets, including its uncalled capital, and to give to lenders and creditors, or trustees for their behoof, powers of sale and all or other usual and necessary powers.

      9. To lend and advance money or give credit with or without security to such persons or companies and on such terms as may be thought fit, and in particular to persons dealing with the Company.

      10.   To transact or carry on al kinds of agency business.


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      11.   To give any guarantee in relation to the repayment of any
            debentures, debenture stock, bonds, obligations, or other securities, or the payment of any interest or dividends thereon.

      12. To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets )present and future) and uncalled capital of the Company or by both such methods the performance of the obligations and the repayment or payment of the principal and premium of and interest on any securities or obligations of any company which is for the time being associated with the Company in business or otherwise.

      13. To promote any other company for the purpose of acquiring all or any of the property, and undertaking all or any of the liabilities of, this Company or of undertaking any business or operations which may appear likely to assist or benefit this Company, and to place or guarantee the placing of, underwrite, apply for, accept and hold, or subscribe, the whole or any part of the capital or securities of any such company, or to lend money to, or guarantee the performance of the contracts of, any such company, and to amalgamate with any other company or companies.

      14. To sell or otherwise dispose of the whole or any part of the undertakings of the Company for such consideration as may be agreed, and in particular for shares, debentures, debenture stock, or securities of any company purchasing the same.

      15. To lend money upon the security of any real or heritable property of any description or tenure, or of any interest therein, situated in any part of the world, or of any moveable property.

      16. To act as agents, or brokers, and as trustees, for any person, firm or company, and to undertake and perform sub-contracts, and also to not in any of the businesses of the Company through or by means of agents, brokers, sub-contractors, or others.

      17. To remunerate any person, firm or company rendering services to this Company, either by each payment or by the allotment to him or them of shares or securities of the Company credited as paid up in full or in part, or otherwise.

      18. To provide for the welfare of persons (including Managing Directors and Managers) in or formerly in the employment of the Company, and the wives, widows, families and dependents of such persons by the grant of pensions, allowances or other payments.

      19. To pay all or any expenses incurred in connection with the formation, promotion, and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling or guaranteeing the subscriptions of any shares,


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            debentures, or securities of this Company, or of any company promoted by this Company.

      20.   To effect insurance against risk of loss to the Company.

      21. To distribute among the members of the Company in kind any property of the Company, and in particular any shares, debentures, or securities of other companies, belonging to this Company, or of which this Company may have the power of disposing.

      22. To do all such other things as may be deemed incidental or conducive to the attainment of the above objects, or any of them.

      And it is hereby declared that the word "company" in this Clause, except where used in reference to this Company, shall be deemed to include any partnership or other body of persons whether incorporated or not and whether domiciled in the United Kingdom or elsewhere; that the words "property" and "assets" shall include heritable or real estate as well as moveable or personal estate; that words importing the singular number only shall include the plural number and vice versa; and that objects specified in each paragraph of this clause shall except where otherwise expressed in such paragraph, be in no ??? limited by reference to or inference from any other paragraph.

IV.   The liability of the members is limited.

V. The Share Capital of the Company is (pound)50,000 divided into 50,000 Ordinary Shares of (pound)1 each. The shares forming the capital for the time being of the Company may be divided into such classes and have attached thereto such respective preferences, rights or privileges and be subject to such conditions or restrictions as are defined by the Articles of the Association for the time being of the Company.

WE, the several persons whose names and addresses are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of Shares in the Capital of the Company set opposite our respective manner.

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Names Addresses and Descriptions of              Number of Shares taken
Subscribers.                                     by each Subscriber

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JOHN DUFFY

IAN J. BLACK
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Dated the      day of                  1978

Name, address and description of witness to the above Signatures:


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